Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of WHITE FOX VENTURES, INC. (FORMERLY BREATHE ECIG CORP.) (the “Company”) on Form 10-Q for the quarter ending June 30, 2016, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Seth Shaw, Chief Financial Officer (Principal Financial Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2016 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2016 , fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2016	By:	/s/ Takehiro Abe
Takehiro Abe
Chief Financial Officer WHITE FOX VENTURES, INC. (FORMERLY BREATHE ECIG CORP.)